Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of HeartBeam, Inc. on Form S-8 (File No. 333-261430) of our report dated March 24, 2022, with respect to our audits of the financial statements as of December 31, 2021 and 2020 and for each of the years in the two year period ended December 31, 2021 which was included in the Company’s Annual Report on Form 10-K filed on March 24, 2022.

/s/ Friedman LLP

East Hanover, NJ
March 24, 2022